                                                                    EXHIBIT 10.4

                             Dated as of 7 July 2003

                                   AGZ HOLDING
                                    as Parent

                                    ANTARGAZ

                                   AGZ FINANCE
                              as High Yield Issuer

                            THE ENTITIES NAMED HEREIN
                                as Senior Lenders

                            THE ENTITIES NAMED HEREIN
                                  as Investors

                                 CREDIT LYONNAIS
                                as Facility Agent

                                 CREDIT LYONNAIS
                                as Security Agent

                       CERTAIN OTHER PARTIES NAMED HEREIN

                           --------------------------

                             INTERCREDITOR AGREEMENT

                           --------------------------

                             Shearman & Sterling LLP
                                      Paris

                                     [MAP]

                                    CONTENTS

CLAUSE                                                                               PAGE
 1.  INTERPRETATION.............................................................        1
 2.  RANKING OF DEBT............................................................        8
 3.  HEDGING LIABILITIES........................................................        8
 4.  INVESTOR DEBT..............................................................        9
 5.  INTRA-GROUP DEBT AND VALUE TRANSFERS.......................................       10
 6.  TURNOVER...................................................................       13
 7.  PRIORITY OF SECURITY.......................................................       14
 8.  ENFORCEMENT OF SECURITY....................................................       14
 9.  APPLICATION OF RECOVERIES..................................................       15
10.  STATUS OF OBLIGORS.........................................................       17
11.  CONSENTS AND WAIVERS UNDER SENIOR FINANCE DOCUMENTS........................       17
12.  REPRESENTATIONS AND WARRANTIES.............................................       17
13.  INFORMATION AND CO-OPERATION...............................................       17
14.  HEDGING LENDERS............................................................       18
15.  LOSS SHARING...............................................................       19
16.  APPOINTMENT AND DUTIES OF SECURITY AGENT...................................       21
17.  COSTS AND EXPENSES.........................................................       26
18.  NOTICES....................................................................       26
19.  CHANGES TO PARTIES.........................................................       27
20.  MISCELLANEOUS..............................................................       28
21.  GOVERNING LAW AND SUBMISSION TO JURISDICTION...............................       29
SCHEDULE 1......................................................................       30
The Investors...................................................................       30
SCHEDULE 2......................................................................       31
Creditor Accession Agreement....................................................       31
SCHEDULE 3......................................................................       34
Obligor Accession Agreement.....................................................       34

THIS AGREEMENT is made on 7 July 2003

BETWEEN:

(1) AGZ HOLDING (a company incorporated in France as a societe anonyme with registered number 413 765 108 RCS Paris) (the "PARENT");

(2) ANTARGAZ (a company incorporated in France as a societe anonyme with registered number 572 126 043 RCS Nanterre) ("ANTARGAZ");

(3) AGZ FINANCE (a company incorporated under the laws of the Grand Duchy of Luxembourg as a societe anonyme with registered number RC Luxembourg B 87.750) (the "HIGH YIELD ISSUER");

(4)   THE SENIOR LENDERS (as defined below);

(5)   THE INVESTORS (as defined below);

(6) CREDIT LYONNAIS as facility agent for the Senior Lenders under the Senior Finance Documents (the "FACILITY AGENT"); and

(7) CREDIT LYONNAIS as security agent for the Finance Parties under the Security Documents (the "SECURITY AGENT").

IT IS AGREED as follows:

1.    INTERPRETATION

1.1   DEFINITIONS

      In this agreement:

      "BENEFICIARY" means a Finance Party in its capacity as a beneficiary of security held on its behalf by the Security Agent;

      "BORROWERS" means the Parent, Antargaz and each other Group Company which becomes a borrower under any Senior Finance Document;

      "CLAWBACK" means any payment or repayment by any of the Senior Lenders, the Hedging Lenders, the Investors or the Intra-Group Creditors (as the case may be) of moneys received (whether or not in breach of any provision of any of the Senior Finance Documents) in or towards the payment and discharge of any of the Senior Debt, the Investor Debt or the Intra-Group Debt (as the case may be) required by any agreement, law or regulation;

      "CONSTITUTIONAL DOCUMENTS" means the constitutional documents of the Parent in the agreed form;

      "CREDITOR ACCESSION AGREEMENT" means a properly authorised and executed agreement substantially in the form set out in schedule 2;

      "CREDITORS" means each Finance Party and each Investor;

      "DEBT" means the Senior Debt, the Investor Debt and:

      (a) when used in clause 2 (Ranking of Debt), the High Yield Intra-Group Debt; and

      (b) when used in any other provision of this agreement, the Intra-Group Debt;

      "DEFAULT" has the meaning given to it in the Senior Facility Agreement;

      "DEFAULT RATE" means the rate at which default interest is payable under clause 7.4 (Default interest) of the Senior Facility Agreement;

      "DESIGNATED PAYEE" means the Security Agent;

      "EARLY TERMINATION DATE" means an Early Termination Date (as defined in a Hedging Document) resulting from an Event of Default (as defined in the relevant Hedging Document);

      "ENFORCEMENT ACTION" means:

      (a) in relation to any Debt (other than the Hedging Debt) any action whatsoever to:

            (i) declare prematurely due and payable or otherwise seek to accelerate payment of or place on demand all or any part of the Debt;

            (ii) recover all or any part of the Debt (including by exercising any right of set-off or combination of accounts);

            (iii) exercise or enforce any security right against sureties or any other rights under any other document or agreement in relation to (or given in support of) all or any part of the Debt (including under the Security Documents);

            (iv) petition for (or take any other steps which may lead to) an Insolvency Event in relation to any Group Company; or

            (v)   commence legal proceedings against any Group Company; and

      (b)   in relation to the Hedging Debt:

            (i) any action to declare an Early Termination Date under any Hedging Agreement or demand payment of any amount which would become payable following an Early Termination Date; or

            (ii) the occurrence of an Early Termination Date as a result of Automatic Early Termination for which an Obligor is the Defaulting Party (and for this purpose "EARLY TERMINATION DATE", "AUTOMATIC EARLY TERMINATION" and "DEFAULTING PARTY" shall have the meanings given to them in the ISDA Master Agreement);

      "ENFORCEMENT DATE" means the date on which a Finance Party first takes Enforcement Action in accordance with this agreement;

      "FINANCE PARTIES" has the meaning given to it in the Senior Facility Agreement;

      "GUARANTORS" means the Parent, Antargaz and each other Group Company which becomes a guarantor under any Senior Finance Document;

      "HEDGING AGREEMENTS" has the meaning given to it in the Senior Facility Agreement;

      "HEDGING DEBT" means all liabilities due to any Hedging Lender under any Hedging Agreement;

      "HEDGING LOSS" means the loss suffered by a Hedging Lender as a result of any relevant Hedging Agreement being terminated in accordance with clause 3.3(b) (Permitted Hedging Enforcement Action) such loss being calculated in accordance with the Market Quotation and Second Method as contemplated by the ISDA Master Agreement as at the Enforcement Date;

      "HEDGING RECOVERIES" means the aggregate of all moneys received or recovered (whether by set-off, combination, netting of payments or otherwise) from time to time by any of the Hedging Lenders on or after the Enforcement Date from any Group Company or other person under or in connection with any of the Hedging Agreements;

      "HIGH YIELD DEBT" means all money and liabilities now or in the future due, owing or incurred by any Obligor under any High Yield Documents in any currency, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together with all accruing interest and all related losses and charges incurred under any agreement evidencing High Yield Debt;

      "HIGH YIELD DOCUMENTS" means the High Yield Trust Deed, the High Yield Notes and all other documents evidencing the terms of the High Yield Notes and any other document or agreement entered into or executed pursuant thereto or in connection therewith;

      "HIGH YIELD INTRA-GROUP BOND DOCUMENTS" means the terms and conditions of the Intra-Group Bonds set out in the Parent's resolution having decided on their issue and all related and ancillary documents;

      "HIGH YIELD INTRA-GROUP BONDS" means the subordinated bonds issued by the Parent to the High Yield Issuer in an aggregate principal amount equal to the aggregate principal amount of the High Yield Notes;

      "HIGH YIELD INTRA-GROUP DEBT" means all money and liabilities now or in the future due, owing or incurred by the Parent under the High Yield Intra-Group Bond Documents in any currency, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or as surety, together with all accruing interest and all related losses and charges incurred under any agreement evidencing High Yield Intra-Group Debt;

      "HIGH YIELD MATURITY DATE" means 19 July 2011;

      "HIGH YIELD NOTES" means the high yield notes issued by the High Yield Issuer on 23 July 2002 in an aggregate principal amount of E 165,000,000;

      "HIGH YIELD TRUST DEED" means the trust deed and/or other instrument pursuant to which the High Yield Notes are issued;

      "HIGH YIELD TRUSTEE" means the trustee appointed on behalf of the holders of the High Yield Notes pursuant to the High Yield Trust Deed;

      "INSOLVENCY EVENT" means any of the events described in clauses 20.1(e) (Insolvency) to (k) (Similar Events Elsewhere) (inclusive) of the Senior Facility Agreement;

      "INTRA-GROUP CREDITORS" means any Group Companies which are creditors in relation to any Intra-Group Debt (including without limitation the High Yield Issuer);

      "INTRA-GROUP DEBT" means any money or liabilities now or in the future due or owing to or incurred from a Group Company by the Parent (including without limitation the High Yield Intra-Group Debt) in any currency, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together with all accruing interest and all related costs, charges and expenses and any Reports Loan (including any reinstatement of such liabilities resulting from the operation of a Clawback);

      "INTRA-GROUP RECOVERIES" means the aggregate of all assets received or recovered and all monies received or recovered (whether by set-off, combination, netting of payments or otherwise) from time to time by any Intra-Group Creditor in connection with any Intra-Group Debt from any Group Company or other person;

      "INVESTOR DEBT" means all money and liabilities now or in the future due, owing or incurred to any Investor by any Group Company under any Investor Document in any currency, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together with all accruing interest and all related costs, charges and expenses;

      "INVESTOR DOCUMENTS" means the Shareholders Agreement, the Constitutional Documents and any other document or agreement (including constitutional documents and minutes of meetings of shareholders of any member of the Group) providing for the payment of any amount by any member of the Group to an Investor in its capacity as such;

      "INVESTOR RECOVERIES" means the aggregate of all distributions (whether in cash or in kind) and all monies received or recovered (whether by set-off, combination, netting of payments or otherwise) from time to time by any Investor under or in connection with any of the Investor Documents and the Investor Debt from any Group Company;

      "INVESTORS" means P.A.I., U.G.I. and Medit and any assignee or transferee of any of their respective interests under or in respect of the Investor Documents;

      "ISDA MASTER AGREEMENT" means the 1992 or the 2002 Multicurrency - Cross Border Master Agreement published by the International Swaps and Derivatives Association;

      "MAJORITY SENIOR CREDITORS" means, at any time, Finance Parties whose Senior Credit Participations at that time aggregate more than 66.66 per cent of the total Senior Credit Participations at that time;

      "MAJORITY SENIOR LENDERS" means the Majority Lenders under and as defined in the Senior Facility Agreement;

      "MEDIT" means Medit Mediterranea GPL SpA or any of its Affiliates;

      "OBLIGOR ACCESSION AGREEMENT" means an agreement substantially in the form set out in schedule 3 under which a Group Company becomes a party to this agreement;

      "OBLIGORS" means the Parent, each Borrower, each Guarantor, the High Yield Issuer and each other Group Company which has any obligation to any Finance Party under any Senior Finance Document;

      "OUTSTANDINGS" means, in relation to a Senior Lender at any time, the aggregate of that Senior Lender's participation in all Drawings outstanding at that time (including interest on those Drawings and all Contingent Liabilities and amounts due and payable (but unpaid) by the Parent under the Hedging Agreements);

      "P.A.I." means FCPR PAI Europe III, a series of fonds communs de placement a risques established and managed or advised by P.A.I. Partners (formerly P.A.I. Management), or any other fund or entity which is established and managed or advised by P.A.I. Partners;

      "PERMITTED HEDGING PAYMENTS" means payments permitted under clause 3.1(a) (Prohibited Hedging Payments, Guarantees and Security);

      "PERMITTED INTRA-GROUP ENFORCEMENT ACTION" means Enforcement Action permitted under clause 5.5 (Permitted Intra-Group Enforcement Action);

      "PERMITTED INTRA-GROUP PAYMENTS" means payments permitted under clause 5.2 (Permitted Intra-Group Payments) or clause 5.6 (Value Transfers) (but excluding for the avoidance of doubt any such payment received pursuant to any Enforcement Action);

      "PERMITTED INVESTOR PAYMENTS" means payments permitted under clause 4.2 (Permitted Investor Payments);

      "RECOVERIES" means the aggregate of:

      (a)   the Senior Recoveries;

      (b)   the Hedging Recoveries;

      (c)   the Reports Recoveries;

      (d)   the Investor Recoveries;

      (e)   the Intra-Group Recoveries; and

      (f) payments to the Designated Payee under clause 6 (Turnover) and all moneys received or recovered under any of the Security Documents (whether as a result of any enforcement of security or other action under such documents);

      "REPORTS LOAN" has the meaning given to it in clause 9.2 (Application of Reports Recoveries);

      "REPORTS RECOVERIES" has the meaning given to it in clause 9.2 (Application of Reports Recoveries);

      "SECURITY DOCUMENTS" has the meaning given to it in the Senior Facility Agreement;

      "SECURITY INTEREST" has the meaning given to it in the Senior Facility Agreement;

      "SENIOR ACCELERATION NOTICE" means a demand by the Facility Agent under clause 20.2 (Cancellation and repayment) of the Senior Facility Agreement;

      "SENIOR COMMITMENT" means:

      (a) in relation to a Senior Lender which is not a Hedging Lender, the aggregate of its Commitments under the Senior Facility Agreement;

      (b) in relation to a Senior Lender which is also a Hedging Lender, the aggregate of its Commitments under the Senior Facility Agreement and its Hedging Loss; and

      (c) in relation to a Senior Lender which is only a Hedging Lender, its Hedging Loss.

      "SENIOR CREDIT PARTICIPATION" means, in relation to a Finance Party, the aggregate of:

      (a) its Term Commitments (as defined in the Senior Facility Agreement) (if any);

      (b) its Revolving Commitment (as defined in the Senior Facility Agreement) (if any); and

      (c) the Settlement Amounts, if any, which would be payable to it under any Hedging Agreement if the date on which the calculation is made was deemed to be an Early Termination Date for which the relevant Obligor is the Defaulting Party (and for this purpose "SETTLEMENT AMOUNT" and "DEFAULTING PARTY" shall have the meanings given to them in the relevant Hedging Agreement) such amount to be certified by the relevant Finance Party in reasonable detail (including the quotations obtained in connection therewith);

      "SENIOR DEBT" means all money and liabilities now or in the future due, owing or incurred to any Finance Party by any Obligor under any Senior Finance Document in any currency, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together with all accruing interest and all related losses and charges (including any increase or reinstatement of such liabilities resulting from the operation of a Clawback);

      "SENIOR DECLARED DEFAULT" means a Default which has resulted in the Facility Agent exercising any of its rights under clause 20.2 (Cancellation and Repayment) of the Senior Facility Agreement;

      "SENIOR DISCHARGE DATE" means the date on which all Senior Debt has been fully discharged and all commitments of the Finance Parties to the Obligors have expired in accordance with the Senior Finance Documents;

      "SENIOR FACILITY AGREEMENT" means the facilities agreement dated 26 June 2003, as amended on 2 July 2003, under which the Senior Lenders agreed to make available a term credit facilities of E 220,000,000 and revolving credit facility of E 50,000,000 to the Borrowers (as defined therein);

      "SENIOR FINANCE DOCUMENTS" has the meaning given to it in the Senior Facility Agreement;

      "SENIOR LENDER" means a Lender under, and as defined in, the Senior Facility Agreement;

      "SENIOR PAYMENT DEFAULT" means a failure by an Obligor to pay any sum under any Senior Finance Document;

      "SENIOR RECOVERIES" means the aggregate of all assets received or recovered and all monies received or recovered (whether by set-off, combination, netting of payments or otherwise) from time to time by any Senior Lender in relation to any Senior Debt on or after the Enforcement Date from any Obligor, Group Company or other person, except amounts received by any Senior Lenders in accordance with the Senior Facility Agreement and clause 9 (Application of Recoveries) and/or clause 15.3 (Loss Sharing) of this agreement;

      "SHAREHOLDERS AGREEMENT" has the meaning given to it in the Senior Facility Agreement;

      "SPECIFIED DEFAULT" means, in relation to a Hedging Document:

      (a) the failure by a Borrower to make a payment due under the relevant Hedging Document on its due date or within any applicable grace period;

      (b) the occurrence of any of the Events of Default specified in clauses 20.1(a) (Payment default), (b)(i) (Breach of other Obligations) or
            (c) (Insolvency) to (1) (Cessation of business) (inclusive) of the Senior Facility Agreement; or

      (c) the occurrence of an Illegality or a Tax Event (each as defined in the ISDA Master Agreement);

      "TRANSFEREE" has the meaning given to it in clause 19.2(a)(Assignments and Transfers by Creditors);

      "TRANSFEROR" has the meaning given to it in clause 19.2(a) (Assignments and Transfers by Creditors); and

      "U.G.I." means UGI France, Inc. a company incorporated under the laws of Delaware, USA, which is a Subsidiary of UGI Corporation, or any of its Affiliates.

1.2   CONSTRUCTION

      In this agreement, unless a contrary intention appears:

      (a) a reference to any person is, where relevant, deemed to be a reference to or to include, as appropriate, that person's successors and permitted assignees or transferees;

      (b) references to clauses and schedules are references to, respectively, clauses of and schedules to this agreement and references to this agreement include its schedules;

      (c) a reference to (or to any specified provision of) any agreement or document (including a Senior Finance Document) is to be construed as a reference to that agreement or document (or that provision) as it may be amended from time to time, but excluding for this purpose any amendment which is contrary to any Senior provision of any Finance Document;

      (d) a reference to a statute, other legislation or accounting standard or any provision thereof is to be construed as a reference to that statute, other legislation or accounting standard or such provision thereof, as it may be amended or re-enacted from time to time;

      (e)   a time of day is a reference to Paris time;

      (f) the index to and the headings in this agreement are inserted for convenience only and are to be ignored in construing this agreement;

      (g) words importing the plural shall include the singular and vice versa; and

      (h) words and expressions defined in the Senior Facility Agreement shall have the same meanings when used in this agreement.

1.3   MAJORITY CONSENTS

      Any consent required to be given under this agreement by the Facility Agent will only be given upon the instructions of the Majority Senior Creditors, unless otherwise specified.

2.    RANKING OF DEBT

      The Debt will rank for all purposes and at all times in the following order:

      (a)   first, the Senior Debt;

      (b)   second, the High Yield Intra-Group Debt; and

      (c)   third, the Investor Debt.

3.    HEDGING LIABILITIES

3.1   PROHIBITED HEDGING PAYMENTS, GUARANTEES AND SECURITY

      Until after the Enforcement Date:

      (a) no Obligor will make any payment or distribution in respect of any Hedging Debt, except for:

            (i) scheduled payments arising under the original terms of the relevant Hedging Agreement; and

            (ii) any payment made within the period of four months following the date of this Agreement for the purposes of any adjustment in the interest rate hedging under the Hedging Agreements to a coverage level no lower than that referred to in 19.5(d)(ii) (Hedging) of the Senior Facility Agreement; and

      (b) no Obligor will and each Obligor will procure that none of its Subsidiaries will, create or permit to subsist, and no Hedging Lender will receive from any Group Company, any Security Interest over any asset of any Group Company or give or permit to subsist any guarantee in respect of any part of the Hedging Debt, other than under the Security Documents, in either case, without the prior consent of the Facility Agent.

3.2   RESTRICTIONS ON HEDGING ENFORCEMENT ACTION

      Subject to clauses 3.3 (Permitted Hedging Enforcement Action) and 8 (Enforcement of Security), no Hedging Lender may take Enforcement Action in relation to any Hedging Debt, unless a Senior Declared Default has occurred.

3.3   PERMITTED HEDGING ENFORCEMENT ACTION

      (a) If a Specified Default occurs, a Hedging Lender may exercise its rights to designate an Early Termination Date in accordance with the relevant Hedging Agreement or otherwise terminate the relevant Hedging Agreement, provided that no other Enforcement Action is taken.

      (b) If a Senior Declared Default has occurred, each Hedging Lender will promptly following request by the Security Agent designate an Early Termination Date or otherwise terminate each Hedging Agreement to which it is a party.

      (c) On or following the designation of an Early Termination Date under clause 3.3(a) or (b), any amount which falls due from a Hedging Lender to any Group Company shall be paid by that Hedging Lender to the Security Agent for application under clause 9 (Application of Recoveries).

4.    INVESTOR DEBT

4.1   PROHIBITED INVESTOR PAYMENTS, GUARANTEES AND SECURITY

      Subject to clause 4.2 (Permitted Investor Payments), until the Senior Discharge Date:

      (a) no Obligor will, and each Obligor will procure that none of its Subsidiaries will, make, and no Investor will receive, any payment, dividend or distribution of any kind whatsoever in respect or on account of the Investor Debt; and

      (b) no Obligor will, and each Obligor will procure that none of its Subsidiaries will, create or permit to subsist, and no Investor will receive from any Group Company, any Security Interest over any asset of any Group Company or give or permit to subsist any guarantee in respect of any part of the Investor Debt, in each case, without the prior consent of the Facility Agent.

4.2   PERMITTED INVESTOR PAYMENTS

      Subject to clause 4.3 (Suspension of Permitted Investor Payments) the Parent may make any Restricted Payments (as defined in the Senior Facility Agreement) in accordance with, and subject to, the provisions of clause 19.9(c) of the Senior Facility Agreement.

4.3   SUSPENSION OF PERMITTED INVESTOR PAYMENTS

      Without the prior consent of the Facility Agent, no payment which would otherwise be permitted under clause 4.2 (Permitted Investor Payments) may be made (or demand for payment by an Investor made) following the occurrence of a Major Default (as defined in the Senior Facility Agreement), so long as it is continuing.

4.4   RESTRICTIONS ON INVESTOR ENFORCEMENT ACTION

      (a) Subject to clauses 4.4(b) and 4.5 (Permitted Investor Enforcement Action), until after the Senior Discharge Date, no Investor may take Enforcement Action in relation to any Investor Debt without the prior consent of the Facility Agent.

      (b) Each Investor will, if required to do so by the Facility Agent, take Enforcement Action in respect of the Investor Debt and will apply any proceeds from such Enforcement Action in accordance with clause 6 (Turnover).

4.5   PERMITTED INVESTOR ENFORCEMENT ACTION

      The restrictions in clause 4.4(a) (Restrictions on Investor Enforcement Action) will not apply to the Investors if an order is made for the winding up (liquidation) of the Parent, except that in these circumstances the Investors may only exercise the rights set out in paragraph (a)(i) of the definition of Enforcement Action in clause 1.1 (Definitions).

4.6   NO REDUCTION OR DISCHARGE

      As between the Parent and the Investors, the Investor Debt will be deemed not to have been reduced or discharged to the extent of any payment or distribution to the Security Agent under clause 6 (Turnover).

4.7   AMENDMENTS TO INVESTOR DOCUMENTS

      No Obligor nor any Investor will, on or before the Senior Discharge Date, without the prior consent of the Facility Agent:

      (a) agree to or take any action which would make any principal, interest, distribution or other sum payable under any Investor Document on a date earlier or more frequently than that provided in the relevant Investor Document at the date of this agreement, save for the purposes of any payment permitted under clause 4.2 (Permitted Investor Payments);

      (b) agree to or take any action to amend any Investor Document which would result in any Obligor being subject to more onerous obligations (including financial covenants) as a whole than those existing at the date of this agreement or which would conflict with any provision of this agreement; or

      (c) charge, assign or otherwise transfer rights and/or obligations under any Investor Document, unless simultaneously with that charge, assignment or transfer the relevant transferee agrees to be bound by the provisions of this agreement by entering into a Creditor Accession Agreement.

5.    INTRA-GROUP DEBT AND VALUE TRANSFERS

5.1   PROHIBITED INTRA-GROUP PAYMENTS, GUARANTEES AND SECURITY

      Subject to clauses 5.2 (Permitted Intra-Group Payments) and 5.6 (Value Transfers), until after the Senior Discharge Date:

      (a) no Obligor will, and each Obligor will procure that none of its Subsidiaries will, make, and no Intra-Group Creditor will receive, any payment or distribution of any kind whatsoever in respect or on account of the Intra-Group Debt (including without limitation the High Yield Intra-Group Debt); and

      (b) no Obligor will, and each Obligor will procure that none of its Subsidiaries will, create or permit to subsist, and no Intra-Group Creditor will receive from any Group Company, any Security Interest over any asset of any Group Company or give or permit to subsist any guarantee in respect of any part of the Intra-Group Debt (including without limitation the High Yield Intra-Group Debt), in each case without the prior consent of the Facility Agent.

5.2   PERMITTED INTRA-GROUP PAYMENTS

      Subject to clause 5.3 (Suspension of Permitted Intra-Group Payments):-

      (a) in the case of Intra-Group Debt (other than the High Yield Intra-Group Debt), a Group Company may pay interest on, repay or prepay principal of or make any other payment due in respect of any Intra-Group Debt and an Intra-Group Creditor may receive any such sum;

      (b) in the case of High Yield Intra-Group Debt, the Parent may make payments to the High Yield Issuer in respect of:

            (i) semi-annual interest (but not principal) at a rate not exceeding 0.130 per cent, per annum above the aggregate interest rate payable by the High Yield Issuer in cash on the High Yield Notes in order to enable the High Yield Issuer to make a payment of interest in respect of the High Yield Notes and which falls due for payment within five Business Days of receipt of the corresponding payment by the High Yield Issuer;

            (ii) amounts equal to taxes payable by the High Yield Issuer in respect of payments of interest on any High Yield Debt (including in respect of any withholding or deduction of any amount for or on account of applicable taxes); and

            (iii) repayment of the principal amount of the High Yield
                  Intra-Group Debt on or at any time after the High Yield Maturity Date.

5.3   SUSPENSION OF PERMITTED INTRA-GROUP PAYMENTS

      (a) No payment which would otherwise be permitted under clause 5.2(a) (Permitted Intra-Group Payments) may be made (or demand for repayment by an Intra-Group Creditor made) following the occurrence of a Default without the prior consent of the Facility Agent.

      (b) No payment which would otherwise be permitted under clause 5.2(b) (Permitted Intra-Group Payments) in respect of the High Yield Intra-Group Debt or clause 5.6 (Value Transfers) may be made (or demand for repayment by the High Yield Issuer made) without the prior consent of the Majority Senior Creditors:

            (i) if a Senior Payment Default occurs, from the date of such Senior Payment Default until the date the Facility Agent notifies the Parent and the High Yield Issuer that the Senior Payment Default has been waived or remedied (and the Facility Agent undertakes to provide such notification promptly after the Facility Agent becomes aware that the Senior Payment Default has been waived or remedied); and

            (ii) if a Default other than a Senior Payment Default occurs, from the date the Facility Agent serves a notice (a "PAYMENT BLOCKAGE NOTICE") on the Parent and the High Yield Issuer suspending payments under the High Yield Intra-Group Bond Documents until the earliest of:-

                  (A) the date falling 179 days after service of the Payment Blockage Notice;

                  (B) the date the Facility Agent notifies the Parent and the High Yield Issuer in writing that the Default has been waived or remedied or has ceased to exist; and

                  (C)   the Senior Discharge Date,

            provided that a Payment Blockage Notice (other than the first Payment Blockage Notice) may not be delivered:

            (iii) unless and until 360 days have elapsed since delivery of the immediately prior Payment Blockage Notice; or

            (iv) in respect of circumstances which resulted in a Default which was the subject of a previous Payment Blockage Notice.

5.4   RESTRICTION ON INTRA-GROUP ENFORCEMENT ACTION

      (a) Subject to clause 5.4(b) and to clause 5.5 (Permitted Intra-Group Enforcement Action), until after the Senior Discharge Date, no Intra-Group Creditor may take Enforcement Action in relation to any Intra-Group Debt (including without limitation the High Yield Intra-Group Debt) without the prior consent of the Facility Agent.

      (b) If a Senior Declared Default has occurred, each Intra-Group Creditor (other than the High Yield Issuer) will take any Enforcement Action in relation to the Intra-Group Debt which the Security Agent acting on the instructions of the relevant Finance Parties directs it to take.

5.5   PERMITTED INTRA-GROUP ENFORCEMENT ACTION

      The restrictions in clause 5.4 (Restriction on Intra-Group Enforcement Action) will not apply to the High Yield Issuer taking Enforcement Action of a type set out in paragraph (a)(i) to (iii) of the definition of Enforcement Action in clause 1.1 (Definitions) against the Parent in respect of the High Yield Intra-Group Debt if there has been an event of default under the High Yield Notes and, following that default and provided it is then continuing unremedied and unwaived, the Intra-Group Standstill Period has expired.

      For the purposes of this clause 5.5, the "INTRA-GROUP STANDSTILL PERIOD" means the period commencing on the date on which the Facility Agent has received notice from the High Yield Issuer or the High Yield Trustee of the relevant event of default under the High Yield Notes (the "DEFAULT NOTIFICATION DATE") and ending on the first to occur of:

      (a)   the expiry of 179 days after the Default Notification Date;

      (b) the date on which the Finance Parties apply to any applicable court to enforce any of the security granted by the Parent under the Security Documents (other than any such security in respect of receivables, rights under the Acquisition Documents and the Special Cash Collateral Account); and

      (c)   any of the following events:

            (i) the shareholders or the directors of the Parent (other than at the request of the beneficiaries of the High Yield Guarantee) pass a resolution for the insolvency, dissolution, liquidation or winding-up of the Parent; or

            (ii) an order is made for the commencement of an insolvency dissolution, liquidation, administration, winding-up or similar proceeding relating to the Parent.

5.6   VALUE TRANSFERS

      Subject to clause 5.3 (Suspension of Intra-Group Permitted Payments) and except with the consent of the Facility Agent (prior to the Senior Discharge Date), no Obligor shall, and each Obligor shall procure that none of its Subsidiaries shall, make any payment to the High Yield Issuer (whether of principal, interest or otherwise) or transfer any assets to the High Yield Issuer, other than:

      (a)   payments permitted by clause 5.2 (Permitted Intra-Group Payments);
            or

      (b) unless a Default has occurred which is continuing, payments lawfully made to the High Yield Issuer if and only to the extent that the High Yield Issuer requires the monies for one or more of the following purposes:

            (i) legal fees and any filing, listing, registration or similar fees, costs and expenses incurred in connection with the issuing, listing and/or registration of any High Yield Documents issued by the High Yield Issuer;

            (ii) fees, costs and expenses payable by the High Yield Issuer under the High Yield Documents, or

            (iii) fees, costs and expenses payable to auditors and legal advisers of the High Yield Issuer and other operating costs and expenses of the High Yield Issuer, in each case properly incurred in the ordinary course of business,

            provided that the aggregate of all such amounts paid in any Financial Year of the Group shall not exceed E 200,0000 (or its equivalent in other currencies) without the prior consent of the Facility Agent and, if the sums to be paid under this clause 5.6(b) exceed E 50,000 (or its equivalent) on any one occasion or aggregate more than E 100,000 (or its equivalent) in any Financial Year, the Parent has given not less than 10 Business Days' notice of the proposed payment in writing to the Facility Agent.

5.7   AMENDMENTS TO HIGH YIELD INTRA-GROUP BOND DOCUMENTS

      Neither the High Yield Issuer nor the Parent will, on or before the Senior Discharge Date, without the prior consent of the Facility Agent:

      (a) agree to or take any action which would make any principal, interest, distribution or other sum payable under the High Yield Intra-Group Bond Documents on a date earlier or more frequently than that provided in the relevant High Yield Intra-Group Bond Document at the date of this agreement;

      (b) agree to or take any action to amend any High Yield Intra-Group Bond Document which would result in the Parent being subject to more onerous obligations as a whole than those existing at the date of this agreement or which would conflict with any provision of this agreement; or

      (c) charge, assign or otherwise transfer rights and/or obligations under any High Yield Intra-Group Bond Document.

6.    TURNOVER

6.1   INTRA-GROUP CREDITORS' TURNOVER OBLIGATIONS

      Each of the Intra-Group Creditors agrees with each of the Creditors and hereby declares that, except for Permitted Intra-Group Payments, all Intra-Group Recoveries (all together the "INTRA-GROUP CREDITOR TURNOVER RECEIPTS") shall, during any period before the Senior Discharge Date, be paid by the relevant Intra-Group Creditor to the Designated Payee for application by the Designated Payee in accordance with clause 9 (Application of Recoveries), and that Intra-Group Creditor shall, forthwith after receipt or discharge, pay, transfer, assign or deliver all such Intra-Group Creditor Turnover Receipts to the Designated Payee.

6.2   INVESTOR TURNOVER OBLIGATIONS

      Each of the Investors agrees with each of the other Creditors and hereby declares that, except for Permitted Investor Payments, all Investor Recoveries (all together the "INVESTOR TURNOVER RECEIPTS") shall, during any period before the Senior Discharge Date, be paid by the Investor to the Designated Payee for application by the Designated Payee in accordance with clause 9 (Application of Recoveries) and that Investor shall, forthwith after receipt or discharge, pay, transfer, assign or deliver all such Investor Turnover Receipts to the Designated Payee.

6.3   HEDGING LENDERS' TURNOVER OBLIGATIONS

      Each of the Hedging Lenders agrees with the other Finance Parties and hereby declares that, except for Permitted Hedging Payments, all Hedging Recoveries, (all together the "HEDGING LENDER TURNOVER RECEIPTS") shall, during any period before the Senior Discharge Date, be paid by the Hedging Lender to the Designated Payee for application by the Designated Payee in accordance with clause 9 (Application of Recoveries), and that Hedging Lender shall, forthwith after receipt or discharge, pay, transfer, assign or deliver all such Hedging Lender Turnover Receipts to the Designated Payee.

6.4   REVIVAL OF LIABILITY

      For the avoidance of doubt, amounts equal to any Intra-Group Creditor Turnover Receipts, Investor Turnover Receipts and Hedging Lender Turnover Receipts shall be treated as a Clawback and as such shall be reinstated pro tanto as Intra-Group Debt, Investor Debt or Hedging Debt (as the case may be). The Parent will fully indemnify each of the Hedging Lenders upon demand if (and to the extent that) any purported re-instatement of a Clawback as Hedging Debt contemplated by this clause 6.4 proves to be ineffective for any reason.

6.5   PRESERVATION OF DEBT

      Notwithstanding any term of this agreement postponing, subordinating or preventing the payment of any of the High Yield Intra-Group Debt or the Investor Debt, the High Yield Intra-Group Debt and the Investor Debt concerned shall, solely as between the Obligors and the Investors, be deemed to remain owing or due and payable in accordance with the terms of the High Yield Intra-Group Bond Documents and the Investor Documents (as the case may be) in order that interest and default interest and indemnity payments will accrue thereon in accordance with and to the extent provided for in the High Yield Intra-Group Bond Documents and the Investor Documents respectively. No delay in exercising rights and remedies under any of the High Yield Intra-Group Bond Documents or the Investor Documents by reason of any term of this agreement postponing, restricting or preventing such exercise shall operate as a permanent waiver or any of those rights and remedies or otherwise deprive the High Yield Issuer or any of the Investors (as the case may be) of any of their respective rights against any Obligor or any other person.

7.    PRIORITY OF SECURITY

7.1   RANKING

      All guarantees, indemnities and security conferred on the Finance Parties by the Security Documents will for all purposes and at all times secure the Senior Debt only.

7.2   HEDGING LIABILITIES

      The security constituted by the Security Documents shall secure the Hedging Debt and the remainder of the Senior Debt on a pari passu basis.

8.    ENFORCEMENT OF SECURITY

8.1   ENFORCEMENT BY THE SECURITY AGENT

      The Security Agent shall act in relation to the Security Documents in accordance with the instructions of the Majority Senior Creditors, which shall override any conflicting instructions given by or on behalf of any other person.

8.2   EXEMPTION

      No Finance Parties shall be responsible to the Investors or any other person for any instructions given or not given to the Security Agent in relation to the Security Documents, provided in each case they act in good faith.

8.3   RELEASE OF SECURITY ON ENFORCEMENT

      If, pursuant to or for the purpose of effecting any Enforcement Action taken or to be taken by the Security Agent in accordance with the provisions of this agreement, the Security Agent requires any release of any guarantee or security granted by any Group Company or Obligor, each of the parties to this agreement shall promptly enter into such documents as the Security Agent shall reasonably require as being necessary to enable such Enforcement Action to be effected.

8.4   AUTHORITY OF SECURITY AGENT

      (a)   If, in connection with any Enforcement Action:

            (i) the Security Agent sells or otherwise disposes of (or proposes to sell or otherwise dispose of) any asset under any Security Document; or

            (ii) a Group Company sells or otherwise disposes of (or proposes to sell or otherwise dispose of) any asset at the request of the Security Agent,

            the Security Agent is hereby authorised by each Creditor and Intra-Group Creditor:

                  (A) to release in any manner whatsoever any Security Interest created by the Security Documents over the relevant asset; and

                  (B) (if the relevant asset comprises all of the shares in the capital of a Group Company) to release in any manner whatsoever that Group Company from all past, present and future liabilities (both actual and contingent) and/or the obligations in its capacity as a Guarantor or Borrower of the whole or any part of the financial instruments account (or equivalent) of the Debt and to release any Security Interest granted by that Group Company over any asset under any Security Document.

      (b) Each Creditor and Intra-Group Creditor hereby undertakes in favour of the Security Agent to execute any releases or other documents and take any action which the Security Agent may reasonably require in order to give effect to the provisions of clause 8.4(a).

      (c) The release of any Group Company as contemplated in clause 8.4(a) will not affect or otherwise reduce the obligations and/or liabilities of any other Group Company to the Creditors and Intra-Group Creditor.

9.    APPLICATION OF RECOVERIES

9.1   APPLICATION

      All proceeds of enforcement of the security conferred by the Security Documents, all recoveries by the Security Agent under guarantees of the Debt and all amounts paid to the Designated Payee under this agreement (whether under the turnover provisions or otherwise) shall be applied in the following order:

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

      (a) first, in payment of unpaid fees, costs and expenses (including interest on them recoverable under the Security Documents) incurred by or on behalf of the Security Agent (and any adviser or agent appointed by it) and the remuneration of the Security Agent and its advisers and agents under the Security Documents;

      (b) second, in payment of unpaid costs and expenses incurred by or on behalf of the Finance Parties in connection with enforcement of the Security Documents;

      (c) third, in payment to the Facility Agent for application towards unpaid and outstanding Senior Debt (including amounts due to the Facility Agent); and

      (d) fourth, in payment of the surplus (if any) to the Parent or other person entitled to it (including any other Obligors).

      PROVIDED THAT:

      if the application of any recoveries ("AFFECTED RECOVERIES") under this clause 9 in or towards the discharge of any Debt would result in or have the effect of an unlawful payment or discharge then, subject to clause 15 (Loss Sharing), those Affected Recoveries will be applied in or towards the discharge in full only of the Senior Debt (but subject at all times to the provisions of this agreement) guaranteed or secured by the rights (whether guarantee, indemnity or security) the enforcement or realisation of which gave rise to the Affected Recoveries:

9.2   APPLICATION OF REPORTS RECOVERIES

      If any of the Creditors (other than the Senior Lenders) receives any money:

      (a) before the Enforcement Date, as a result of making any claim for costs, damages or other losses incurred in connection with any of the transactions contemplated in any of the Senior Finance Documents and the Transaction Documents in relation to any of the Reports (such moneys, whether received before, on or after the Enforcement Date, "REPORTS RECOVERIES"), it shall pay an amount equal to the amount of such moneys (less the costs and expenses directly incurred in making such claim) to the Parent by way of a loan (a "REPORTS LOAN") (but subject at all times to the provisions of this agreement) which shall form part of the liabilities owing to that Creditor and, as such, shall be subordinated to and otherwise restricted in accordance with the provisions of this agreement and those moneys shall be applied in prepayment of the Senior Debt in accordance with the Senior Facility Agreement as though such moneys were Net Proceeds; or

      (b) on or after the Enforcement Date, it shall pay an amount equal to the Reports Recoveries (less the costs and expenses directly incurred in making the relevant claim) to the Designated Payee for application under clause 9.1 (Application), PROVIDED THAT, as between the relevant Creditor and any Group Company such Reports Recoveries shall be deemed to be the proceeds of a loan to the relevant Group Company of an amount equal to such Reports Recoveries for the purpose of assisting such Group Company to discharge its obligations and liabilities in accordance with this agreement and where such loan is repayable on demand (but subject at all times to the provisions of this agreement) which shall form part of the Debt owing to such Creditor and, as such, shall be subordinated in accordance with the provisions of this agreement.

9.3   APPROPRIATIONS

      Subject to clause 15 (Loss Sharing), each Creditor may (subject in each case to the provisions of this agreement and the other Senior Finance Documents) apply any moneys received under this agreement to any item of account or liability in respect of the indebtedness owed to it, as the case may be, in such order or manner as it may determine (save as expressly provided in the relevant Senior Finance Document); and

10.   STATUS OF OBLIGORS

10.1  OBLIGORS' ROLE

      Each Obligor and Investor is party to this agreement in order to acknowledge the priorities, rights and obligations set out in this agreement and undertakes not to take or agree to take any action which may in any way prejudice or affect the enforcement of the provisions of this agreement or do anything which would be inconsistent with any provision of this agreement.

10.2  NO RIGHTS

      No Obligor nor any Investor (except pursuant to clause 4.5 (Permitted Investor Enforcement Action)) shall have any rights under this agreement and none of the undertakings in this agreement on the part of the Finance Parties (or deemed to be given) to or for the benefit of any Obligor or Investor.

11.   CONSENTS AND WAIVERS UNDER SENIOR FINANCE DOCUMENTS

      If a Finance Party or the Majority Senior Creditors (as the case may be) gives a consent or waive a right under or in relation to any Senior Finance Document in circumstances where the relevant Obligor is required to obtain a corresponding consent or waiver under or in relation to the provisions of any Investor Document or High Yield Intra-Group Bond Document, that consent or waiver, if given under the relevant Senior Finance Document, shall automatically operate as a consent or waiver (as the case may be) given under the relevant Investor Document or High Yield Intra-Group Bond Document.

12.   REPRESENTATIONS AND WARRANTIES

      Each party to this agreement represents and warrants to and for the benefit of each of the other parties to this agreement that it:

      (a) is duly established and (if a company) duly incorporated and validly existing with limited liability under the laws of the place of its incorporation and has the power to own its assets and carry on its business;

      (b) has the power and capacity to enter into and comply with its obligations under this agreement; and

      (c)   has taken all necessary action:

            (i) to authorise the entry into and compliance with its obligations under this agreement;

            (ii) to ensure that its obligations under this agreement are valid, legally binding and enforceable in accordance with their terms; and

            (iii) to make this agreement admissible in evidence in the courts of
                  France and in the jurisdiction in which it is incorporated.

13.   INFORMATION AND CO-OPERATION

13.1  OTHER INFORMATION

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

      The Parent (on behalf of itself and each other Group Company) authorises each Creditor to disclose to each other Creditor all information relating to it or the Group as a whole coming into the possession of that Creditor in connection with any Senior Finance Document or Investor Document (including the respective amounts of Debt outstanding from time to time).

13.2  CO-OPERATION

      Each party to this agreement undertakes to use all reasonable endeavours to ensure that any and all Security Interests now or in the future held or obtained from any Group Company in relation to the Senior Debt shall be constituted by the Security Documents and held by the Security Agent as agent, for the benefit of the Senior Lenders. If for any reason it is not possible for any such Security Interests to be held by the Security Agent in that way, the parties shall procure that any alternative holder of security shall, as a condition precedent to its accepting any such Security Interest, adhere to this agreement by accepting obligations mutatis mutandis identical in all material respects to those incumbent on the Security Agent under this agreement.

13.3  CONSULTATION

      The Finance Parties shall, so far as practicable in the circumstances, consult with each other:

      (a) before taking any formal steps to exercise any remedy against any Group Company or take other Enforcement Action; and

      (b) generally with regard to significant matters affecting the rights of the parties as regulated by this agreement, but nothing in this clause 13.3 or elsewhere in this agreement will invalidate or otherwise affect any action or step taken without any such consultation.

13.4  NOTIFICATION OF BREACH

      Each party to this agreement will notify the Facility Agent and the Investors of any breach of the provisions of this agreement promptly upon that party becoming aware of that breach.

14.   HEDGING LENDERS

14.1  IDENTITY OF HEDGING LENDERS

      (a) Each Hedging Lender shall be a Senior Lender or an Affiliate of a Senior Lender.

      (b) The Parent shall procure that no Group Company shall enter into any Hedging Agreement until the proposed Hedging Lender has entered into a Creditor Accession Agreement in that capacity.

14.2  HEDGING AGREEMENT

      Each Hedging Lender will promptly provide to the Security Agent copies of the relevant Hedging Agreement to which it is a party. The Hedging Agreement entered into by the Hedging Lenders shall:

      (a)   be based on the ISDA Master Agreement;

      (b) include an election that the "Second Method" (as contemplated in the ISDA Master Agreement) will apply; and

      (c) provide that the relevant Hedging Lender will, if so requested by the Facility Agent under clause 3.3(b) (Permitted Hedging Enforcement Action), following the occurrence of a Senior Declared Default, designate an Early Termination Date or otherwise be entitled to terminate any hedging transaction entered into under the relevant Hedging Agreement.

14.3  AMENDMENTS

      No Hedging Lender shall amend or vary any Hedging Agreement to which it is party:

      (a) so that that Hedging Agreement ceases to comply with the requirements of this clause 14; or

      (b) in a manner which is prejudicial to the interests of the Finance Parties under the Senior Finance Documents,

      in each case without the consent of the Security Agent acting on the instructions of the Majority Senior Creditors (for this purpose excluding that Hedging Lender in its capacity as such).

15.   LOSS SHARING

15.1  NORMAL RECOVERIES

      The Security Agent will apply all sums to be applied by it against the Senior Debt in accordance with clause 9.1 (Application).

15.2  EXCEPTIONAL RECOVERIES

      (a) If a Senior Lender (a "RECOVERING LENDER") makes a Senior Recovery in respect of any amounts owed by any Obligor otherwise than under clause 15.1 (Normal Recoveries):

            (i) that Recovering Lender shall within three Business Days of receipt notify the Facility Agent and the Security Agent in writing of the amount of such Senior Recovery, the Obligor from which the Senior Recovery was made (the "RELEVANT OBLIGOR") and when the Senior Recovery was received;

            (ii) the Security Agent shall then calculate what adjusting payments (if any) are required to be made by the Recovering Lender to the other Senior Lenders in order to ensure that the Senior Recovery is shared amongst all Senior Lenders with Outstandings at the Enforcement Date pro rata to their respective Outstandings; and

            (iii) the Security Agent shall promptly notify the Recovering Lender and the other Lenders in writing of the amount of such adjusting payments (if any) and how they were calculated.

      (b) Within two Business Days of receipt by the Recovering Lender of the notice referred to in clause 15.2(a)(iii), the Recovering Lender shall pay to the Security Agent the amounts specified in such notice and following receipt the Security Agent shall promptly redistribute such amounts to the Senior Lenders for the purposes specified in clause 15.2(a)(iii), save that the Recovering Lender shall be treated as having already received its share of the relevant redistribution.

15.3  LOSS SHARING

      If following:

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

      (a)   the procedures set out in clauses 15.1 (Normal Recoveries) and/or
            15.2 (Exceptional Recoveries); or

      (b) receipt by the Security Agent and the Facility Agent of a request in writing from a Senior Lender after the Enforcement Date,

      it transpires that any portion of the Senior Debt will not be repaid and/or discharged (a "LOSS") and that the amount of such Loss is not shared between the Senior Lenders in the proportion that the Senior Commitments of each Senior Lender bears to the Total Commitments as at the Enforcement Date (taking no account for these purposes of any cancellation or reduction in Commitments under the Senior Facility Agreement due to such Enforcement Action), the Senior Lenders shall make such payments amongst themselves (as notified to them by the Security Agent) as are necessary to procure that the Loss is shared between them in such proportion.

15.4  OBLIGORS

      (a) If a Recovering Lender makes a payment to the Security Agent under clause 15.2(b) (Exceptional Recoveries) or any Senior Lender makes a payment under clause 15.3 (Loss Sharing) then, to the extent permitted by law:

            (i) the liability of the Obligor to the relevant Senior Lender shall be increased (or treated as not having been reduced) by an amount equal to the payment so made; and

            (ii) the Obligors will indemnify the relevant Senior Lender for all loss it may suffer as a result of making such payment.

      (b) Any indemnity payment received by a Senior Lender under clause 15.4(b) will itself be subject to the provisions of clauses 15.1 (Normal Recoveries) to 15.3 (Loss Sharing) (inclusive).

15.5  CURRENCY CALCULATIONS

      For the purposes of this clause 15, if any amount needs to be converted into another currency it shall be converted by the Facility Agent at the spot rate of exchange of the Facility Agent (as determined by the Facility Agent) for the purchase of that other currency with that amount in the relevant foreign exchange market at the relevant time.

15.6  EXCEPTIONS TO SHARING OF RECOVERIES

      Notwithstanding the foregoing provisions of this clause 15, no Recovering Lender will be obliged to share any Senior Recovery which it receives as a result of legal proceedings taken by it to recover any amounts owing to it under the Senior Finance Documents with any other party which has a legal right to, but does not, either join in those proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Lender are instituted by it without prior notice having been given to that other party through the Facility Agent).

15.7  NO SECURITY

      The provisions of this clause 15 shall not, and shall not be construed so as to, constitute a Security Interest by any Senior Lender over all or any part of any amount received or recovered by it under any of the circumstances mentioned in this clause 15.

15.8  SENIOR FACILITY AGREEMENT

      The provisions of this agreement will apply in place of clause 22 (Pro Rata Payments) of the Senior Facility Agreement as from the Enforcement Date.

16.   APPOINTMENT AND DUTIES OF SECURITY AGENT

16.1  APPOINTMENT

      (a)   Each Finance Party:

            (i) appoints Credit Lyonnais as Security Agent to act as its security agent for the purposes of the Security Documents and this agreement and to execute the Security Documents on its behalf; and

            (ii) irrevocably authorises the Security Agent for and on its behalf to exercise the rights, powers and discretions which are specifically delegated to it by the terms of the Security Documents and this agreement, together with all rights, powers and discretions which are incidental thereto and to give a good discharge for any moneys payable under the Security Documents.

      (b) The Security Agent will act solely as agent for the Finance Parties in carrying out its functions as agent under the Security Documents and this agreement and will exercise the same care as it would in dealing with a credit for its own account.

      (c) The relationship between the Finance Parties and the Security Agent is that of principal and agent only. The Security Agent shall not have, nor be deemed to have, assumed any obligations to, or fiduciary relationship with, any party to this agreement other than those for which specific provision is made by the Security Documents and this agreement.

16.2  SECURITY AGENT'S DUTIES

      The Security Agent shall:

      (a) send to each Beneficiary details of each communication delivered to it by an Obligor for that Beneficiary under this agreement or any Security Document as soon as reasonably practicable after receipt;

      (b) subject to those provisions of this agreement which require the consent of all Beneficiaries or all of a particular category of the Beneficiaries, act in accordance with any instructions given as provided in clause 8 (Enforcement of Security) or, if so instructed under clause 8 (Enforcement of security), refrain from exercising a right, power or discretion vested in it under this agreement or any Security Document; and

      (c) have only those duties, obligations and responsibilities expressly specified in this agreement or the Security Documents.

16.3  SECURITY AGENT'S RIGHTS

      The Security Agent may:

      (a) perform any of its duties, obligations and responsibilities under this agreement or the Security Documents by or through its personnel, delegates or agents (on the basis that the Security Agent may extend the benefit of any indemnity received by it under this agreement to its personnel, delegates or agents);

      (b) except as expressly provided to the contrary in this agreement or any Security Document, refrain from exercising any right, power or discretion vested in it under this agreement or the Security Documents until it has received instructions in accordance with this agreement;

      (c) refrain from doing anything which would or might in its opinion be contrary to any law, regulation or judgment of any court of any jurisdiction or otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any such law, regulation or judgment;

      (d) assume that no Default has occurred, unless an officer of the Security Agent while active on the account of the Obligors acquires actual knowledge to the contrary;

      (e) refrain from taking any step (or further step) to protect or enforce the rights of any Beneficiary under this agreement or any Security Document until it has been indemnified and/or secured to its satisfaction against all losses (including legal fees) which it would or might sustain or incur as a result;

      (f) rely on any communication or document believed by it to be genuine and correct and assume it to have been communicated or signed by the person by whom it purports to be communicated or by whom it purports to be signed;

      (g) rely as to any matter of fact which might reasonably be expected to be within the knowledge of any Group Company on a statement by or on behalf of that Group Company;

      (h) obtain and pay for any legal or other expert advice or services which may seem necessary to it or desirable and rely on any such advice;

      (i) accept without enquiry any title which an Obligor may have to any asset intended to be the subject of the security created by the Security Documents; and

      (j) hold or deposit any document of title, Security Documents or any other documents in connection with any of the assets charged by the Security Documents with any banker or banking company or any company whose business includes undertaking the safe custody of documents or with any lawyer or firm of lawyers and it shall not be responsible for or be required to insure against any loss incurred in connection with any such holding or deposit and it may pay all sums required to be paid on account or in respect of any such deposit.

16.4  EXONERATION OF THE SECURITY AGENT

      Neither the Security Agent nor any of its personnel or agents shall be:

      (a) responsible for the adequacy, accuracy or completeness of any representation, warranty, statement or information in this agreement or the Security Documents or any notice or other document delivered under this agreement or the Security Documents;

      (b) responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of this agreement or any Security Document;

      (c) obliged to enquire as to the occurrence or continuation of any Default or as to the accuracy or completeness of any representation or warranty made by any person;

      (d) responsible for any failure of any Obligor or any of the Beneficiaries duly and punctually to observe and perform their respective obligations under this agreement or any Security Document;

      (e) responsible for the consequences of relying on the advice of any professional advisers selected by any of them in connection with this agreement or any Security Document;

      (f) liable for acting (or refraining from acting) in what it believes in good faith to be in the best interests of the Beneficiaries in circumstances where it has been unable, or it is not practicable, to obtain instructions in accordance with this agreement; or

      (g) liable for anything done or not done by it under or in connection with this agreement or any Security Document, save in the case of its own negligence or wilful misconduct.

16.5  THE SECURITY AGENT INDIVIDUALLY

      (a) For so long as it is a Finance Party, the Security Agent shall have the same rights and powers under the Senior Finance Documents as any other Finance Party and may exercise those rights and powers as if it were not also acting as Security Agent.

      (b)   The Security Agent may:

            (i) retain for its own benefit and without liability to account any fee or other sum receivable by it for its own account; and

            (ii) accept deposits from, lend money to, provide any advisory, trust or other services to or engage in any kind of banking or other business with any party to this agreement or any subsidiary of any party (and, in each case, may do so without liability to account).

16.6  COMMUNICATIONS AND INFORMATION

      (a) All communications to an Obligor in connection with the Security Documents are to be made by or through the Security Agent. Each Beneficiary will notify the Security Agent of, and provide the Security Agent with a copy of, any communication between that Beneficiary, an Obligor or any other Finance Party on any matter concerning this agreement or the Security Documents.

      (b) The Security Agent will not be obliged to transmit to the Beneficiaries any information relating to any party to this agreement or any Security Document which the Security Agent may have acquired otherwise than in its capacity as Security Agent. Notwithstanding anything to the contrary expressed or implied in this agreement or any Security Document, the Security Agent shall not, as between itself and the Beneficiaries, be bound to disclose to any Beneficiary or other person any information, disclosure of which might in the opinion of the Security Agent result in a breach of any law or regulation or be otherwise actionable at the suit of any person.

      (c) In acting as Security Agent for the Beneficiaries, the Security Agent's banking division shall be treated as a separate entity from any other of its divisions (or similar unit of the Security

            Agent in any subsequent re-organisation) or subsidiaries (the "OTHER DIVISIONS") and, if the Security Agent acts for any Group Company in a corporate finance or other advisory capacity ("ADVISORY CAPACITY"), any information given any Group Company to one of the Other Divisions is to be treated as confidential and will not be available to the Beneficiaries without the consent of the Parent, except that:

            (i) the consent of the Parent shall not be required in relation to any information which the Security Agent in its discretion determines relates to a Default or in respect of which the Beneficiaries have given a confidentiality undertaking in a form satisfactory to the Security Agent and the relevant Group Company (acting reasonably); and

            (ii) if representatives or employees of the Security Agent receive information in relation to a Default whilst acting in an Advisory Capacity, they will not be obliged to disclose that information to representatives or employees of the Security Agent in their capacity as Security Agent or to any of the Beneficiaries, if to do so would breach any rule or regulation or fiduciary duty imposed upon those persons.

16.7  NON-RELIANCE ON SECURITY AGENT

      Each Beneficiary confirms that it is (and will at all times continue to be) solely responsible for making its own independent investigation and appraisal of the business, operations, financial condition, creditworthiness, status and affairs of each Group Company and has not relied, and will not at any time rely, on the Security Agent:

      (a) to provide it with any information relating to the business, operations, financial condition, creditworthiness, status and affairs of any Group Company, whether coming into its possession before or after the making of any Advance, except as specifically provided otherwise in this agreement;

      (b) to check or enquire into the adequacy, accuracy or completeness of any information provided by any Group Company under or in connection with this agreement or any Security Document (whether or not such information has been or is at any time circulated to it by the Security Agent); or

      (c) to assess or keep under review the business, operations, financial condition, creditworthiness, status or affairs of any Group Company.

16.8  SECURITY AGENT'S INDEMNITY

      (a) Each Finance Party shall on demand indemnify the Security Agent (in the proportion which that Finance Party's Senior Credit Participation bears to the total Senior Credit Participations) against any loss incurred by the Security Agent in complying with any instructions from the Finance Parties or the Majority Senior Creditors (as the case may be) or otherwise incurred in connection with this agreement or the Security Documents or its duties, obligations and responsibilities under this agreement or the Security Documents, except to the extent that they are incurred as a result of the gross negligence or wilful misconduct of the Security Agent or any of its personnel.

      (b) The provisions of clause 16.8(a) are without prejudice to the obligations of the Parent to indemnify the Security Agent, and the Parent will reimburse each Beneficiary on demand for any payment made by that Beneficiary under clause 16.8(a), unless, where the Security Agent's loss was incurred as a result of instructions received from that Beneficiary, those instructions were unreasonable.

16.9  TERMINATION AND RESIGNATION OF SECURITY AGENT

      (a) The Security Agent may resign its appointment at any time by giving notice to the Beneficiaries and the Parent.

      (b)   A successor Security Agent shall be selected:

            (i) by the retiring Security Agent nominating one of its Affiliates (following consultation with the Parent) as successor Security Agent in its notice of resignation;

            (ii) if the retiring Security Agent makes no such nomination, by the Beneficiaries nominating a Beneficiary acting through an office in France or London as successor Security Agent (following consultation with the Parent); or

            (iii) if the Beneficiaries have failed to nominate a successor
                  Security Agent within 30 days of the date of the retiring Security Agent's notice of resignation, by the retiring Security Agent (following consultation with the Parent) nominating a financial institution of good standing acting through an office in France or London to be the successor Security Agent.

      (c) The Majority Senior Creditors may, at any time with the consent of the Parent (such consent not to be unreasonably withheld or delayed) by 30 days prior notice to the Security Agent and the Parent, terminate the appointment of the Security Agent and appoint a successor Security Agent.

      (d) The resignation or termination of the retiring Security Agent and the appointment of the successor Security Agent will become effective only upon the successor Security Agent accepting its appointment as Security Agent, and upon the execution of all documents necessary to substitute the successor as holder of the security comprised in the Security Documents, at which time:

            (i) the successor Security Agent will become bound by all the obligations of the Security Agent and become entitled to all the rights, privileges, powers, authorities and discretions of the Security Agent under this agreement;

            (ii) the agency of the retiring Security Agent will terminate (but without prejudice to any liabilities which the retiring Security Agent may have incurred prior to the termination of its agency);

            (iii) the retiring Security Agent will be discharged from any further liability or obligation under or in connection with this agreement or the Security Documents.

      (e) The retiring Security Agent will co-operate with the successor Security Agent in order to ensure that its functions are transferred to the successor Security Agent without disruption to the service provided to the Beneficiaries and the Parent and will promptly make available to the successor Security Agent the documents and records which have been maintained if connection with this agreement and the Security Documents in order that the successor Security Agent is able to discharge its functions.

      (f) The provisions of this agreement will continue in effect for the benefit of any retiring Security Agent in respect of any actions taken or omitted to be taken by it or any event occurring before the termination of its agency.

16.10 ROLE OF THE SECURITY AGENT

      The Security Agent will execute and manage all Security Documents on behalf of all the Finance Parties and will apply all payments and other benefits received by it under the Security Documents in accordance with this agreement.

16.11 PAYMENTS TO FINANCE PARTIES

      The Security Agent may retain for its own use and benefit, and will not be liable to account to any person for all or any part of, any sums received by way of agency or arrangement fee or by way of reimbursement of expenses incurred by it.

16.12 CHANGE OF OFFICE OF SECURITY AGENT

      The Security Agent may at any time in its sole discretion by notice to each Beneficiary and the Parent designate a different office in France or London from which its duties as Security Agent will be performed from the date of notification.

17.   COSTS AND EXPENSES

17.1  INDEMNITY

      The Parent will indemnify each of the Creditors on demand from and against any loss which any such party may reasonably incur in connection with the negotiation, preparation, execution, amendment, release and/or enforcement or attempted enforcement of, or preservation of any such parties rights' under this agreement, including any present or future stamp or other taxes or duties and any penalties or interest with respect thereto which may be imposed by any competent jurisdiction in connection with the execution or enforcement of this agreement or in consequence of any loss being incurred as a result of any payment made under this agreement (whether made by an Obligor or a third person) being impeached or declared void for any reason whatsoever (upon production of duly documented evidence).

17.2  INTEREST

      Amounts payable under clause 17.1 (Indemnity) which are not paid on demand shall carry default interest at the Default Rate both before and after judgment, from the date of demand and shall form part of the relevant Debt. All such default interest shall be compounded in accordance with article 1154 of the French Civil Code.

18.   NOTICES

18.1  MODE OF SERVICE

      (a) Except as specifically provided otherwise in this agreement, any notice, demand, consent, agreement or other communication (a "NOTICE") to be served under or in connection with the Senior Finance Documents will be in writing and will be made by letter or by facsimile transmission to the party to be served.

      (b) The address and facsimile number of each party to this agreement for the purposes of clause 18.1(a) are:

            (i) the address and facsimile number shown immediately after its name on the signature pages of this agreement (in the case of any person who is a party as at the date of this agreement);

            (ii) the address and facsimile number notified by that party for this purpose to the Security Agent on or before the date it becomes a party to this agreement (in the case of any person who becomes a party after the date of this agreement); or

            (iii) any other address and facsimile number notified by that party for this purpose to the Security Agent by not less than five Business Days' notice.

      (c) Any Notice to be served by any Obligor on a Finance Party will be effective only if it is expressly marked for the attention of the department or officer (if any) specified in conjunction with the relevant address and facsimile number referred to in clause 18.1(b).

18.2  DEEMED SERVICE

      (a) Subject to clause 18.2(b), a Notice will be deemed to be given as follows:

            (i)   if by letter, when delivered personally or on actual receipt;
                  and

            (ii)  if by facsimile, when delivered.

      (b) A Notice given under clause 18.2(a) but received on a non-Business Day or after business hours in the place of receipt will only be deemed to be given on the next Business Day in that place.

18.3  LANGUAGE

      (a)   Any notice must be in English.

      (b) All other documents provided under or in connection with any Senior Finance Document must be:

            (i)   in English; or

            (ii) if not in English, accompanied by a certified English translation in which case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

19.   CHANGES TO PARTIES

19.1  ASSIGNMENT AND TRANSFERS BY THE OBLIGORS

      No Obligor may assign or transfer all or any part of its rights, benefits or obligations under this agreement.

19.2  ASSIGNMENTS AND TRANSFERS BY CREDITORS

      (a) A Creditor (in this capacity the "TRANSFEROR") may at any time assign any of its rights under this agreement or transfer any of its rights and obligations under this agreement to any person (a "TRANSFEREE") to whom a Transferor is permitted to assign or transfer rights, benefits and obligations under the Senior Finance Documents or the Investor Documents (as the case may be).

      (b) An assignment or transfer will only be effective if the Security Agent executes a Creditor Accession Agreement duly completed and signed on behalf of the Transferee under which the

            Transferee agrees to be bound by all of the terms of this agreement as if it had originally been party to this agreement as a Finance Party or an Investor (as the case may be).

      (c) Each of the parties to this agreement (other than the Transferee) irrevocably authorises the Security Agent to execute on its behalf any Creditor Accession Agreement which has been duly completed and executed on behalf of the Transferee.

      (d) The Security Agent will promptly notify the other parties to this agreement of the receipt and execution by it on their behalf of any Creditor Accession Agreement.

19.3  ACCESSION OF NEW OBLIGORS

      (a) The Parent will procure that any Group Company or other person (a "NEW OBLIGOR") which grants any Security Interest or guarantee in respect of, or otherwise becomes liable for, any Debt after the date of this agreement will promptly complete, sign and deliver to the Security Agent an Obligor Accession Agreement under which the New Obligor agrees to be bound by all of the terms of this agreement as if it had originally been party to this agreement as an Obligor.

      (b) The Security Agent will promptly notify the other parties to this agreement of the receipt by it of any Obligor Accession Agreement.

19.4  ACCESSION OF NEW INTRA-GROUP CREDITORS

      The Parent will procure that any Group Company which is an Intra-Group Creditor of the Parent will become an Intra-Group Creditor for the purpose of this agreement by executing an Obligor Accession Agreement in such capacity.

19.5  BENEFIT OF AGREEMENT

      This agreement will be binding upon, and ensure for the benefit of, each party to it and its or any subsequent successors or assigns.

20.   MISCELLANEOUS

20.1  CERTIFICATES CONCLUSIVE

      Save as expressly provided otherwise in any Senior Finance Document, a certificate, determination, notification or opinion of the Facility Agent, the Security Agent or any Senior Lender stipulated for in this agreement as to any amount payable under any Senior Finance Document will be conclusive and binding on the Parent, except in the case of manifest error.

20.2  NO IMPLIED WAIVERS

      (a) No failure or delay by any of the Senior Lenders in exercising any right, power or privilege under this agreement will operate as a waiver of that right, power or privilege, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise of that right, power or privilege, or the exercise of any other right, power or privilege.

      (b) The rights and remedies provided in this agreement are cumulative and not exclusive of any rights and remedies provided by law and all those rights and remedies will, except where expressly provided otherwise in this agreement, be available to the Finance Parties severally and any Finance Party shall be entitled to commence proceedings in connection with those rights and remedies in its own name.

      (c) A waiver given or consent granted by any Finance Party under this agreement will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

20.3  INVALIDITY OF ANY PROVISION

      (a) If any provision of this agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

      (b) Without prejudice to the generality of clause 20.3(a) above, the obligations of the Parent under this agreement will not extend beyond a point where they would cause the infringement of article L225-216 of the New French Commercial Code.

21.   GOVERNING LAW AND SUBMISSION TO JURISDICTION

21.1  GOVERNING LAW

      This agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this agreement) shall be governed by, and construed in accordance with, French law.

21.2  SUBMISSION TO JURISDICTION

      For the benefit of each party to this agreement, each other party to this agreement irrevocably submits to the exclusive jurisdiction of the Commercial Court of Paris (Tribunal de Commerce de Paris) for the purpose of hearing and determining any dispute arising out of this agreement and for the purpose of enforcement of any judgment against its assets.

                                   SCHEDULE 1
                                  THE INVESTORS

             NAME                           PLACE OF INCORPORATION

     PAI Europe III - A FCPR                      France
     PAI Europe III - B FCPR                      France
     PAI Europe III - C FCPR                      France
     PAI Europe III - D FCPR                      France
     PAI Europe III - D2 FCPR                     France
    Medit Mediterranea GPL SpA                    Italy
        UGI France, Inc.                       Delaware, USA

                                   SCHEDULE 2
                          CREDITOR ACCESSION AGREEMENT
      [referred to in clause 19.2 (Assignments and Transfers by Creditors)]

THIS AGREEMENT is made on [_______]

BETWEEN:

(1)   [_______] (the "NEW [FINANCE PARTY/HEDGING LENDER/INVESTOR]"); and

(2)   [_______] in its capacity as Security Agent under the Intercreditor
      Agreement.

RECITALS:

(A) This agreement is supplemental to an intercreditor agreement dated 7 July 2003, (the "INTERCREDITOR AGREEMENT") between, among others, AGZ Holding and the entities named therein as Senior Lenders, High Yield Issuer and Investors.

(B) This agreement has been entered into to record the accession of the New [Finance Party/Hedging Lender/Investor] as a [Finance Party/Hedging Lender/Investor] under the Intercreditor Agreement.

IT IS AGREED as follows:

1.    DEFINITIONS

      Words and expressions defined in the Intercreditor Agreement have the same meanings when used in this agreement.

2.    ACCESSION OF NEW CREDITOR

2.1 The New [Finance Party/Hedging Lender/Investor] agrees to become, with immediate effect, a party to, and agrees to be bound by the terms of, the Intercreditor Agreement as if it had originally been party to the Intercreditor Agreement as a [Finance Party/Hedging Lender/Investor].

2.2 The New [Finance Party/Hedging Lender/Investor] confirms that its address details for notices in relation to clause 18 (Notices) are as follows:

      Address:                 [_______]
      Facsimile:               [_______]
      Attention of:            [_______]

2.3 The Security Agent for itself and the other parties to this agreement other than the New [Finance Party/Hedging Lender/Investor] confirms the acceptance of the New [Finance Party/Hedging Lender/Investor] as a [Finance Party/Hedging Lender/Investor] for the purposes of the Intercreditor Agreement.

3.    LAW

3.1 This agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this deed) shall be governed by and construed in accordance with French law.

3.2 For the benefit of each Financial Party, each of the parties hereto irrevocably submits to the exclusive jurisdiction of the Commercial Court of Paris (Tribunal de Commerce de Paris) for the purpose of hearing and determining at first instance any dispute arising out of this agreement.

                 SIGNATORIES TO THE CREDITOR ACCESSION AGREEMENT

THE NEW [FINANCE PARTY/HEDGING LENDER/INVESTOR]

Executed by                 )
[Name]                      )
                            )
                            )

THE SECURITY AGENT

Executed by                 )
[Name]                      )
                            )
                            )

                                   SCHEDULE 3
                           OBLIGOR ACCESSION AGREEMENT
             [referred to in clause 19.3 (Accession of New Obligors)
           and clause 19.4 (Accession of New Intra-Group Creditors)]

THIS AGREEMENT is made on [_______]

BETWEEN:

(1)   [_______] (the "NEW OBLIGOR"); and

(2)   [_______] in its capacity as Security Agent under the Intercreditor
      Agreement

RECITALS:

(A) This agreement is supplemental to an intercreditor agreement dated 7 July 2003, (the "INTERCREDITOR AGREEMENT") between amongst others, AGZ Holding and the entities named therein as Senior Lenders, High Yield Issuer and Investors.

(B) This agreement has been entered into to record the accession of the New Obligor as an [Obligor / Intra-Group Creditor] under the Intercreditor Agreement.

IT IS AGREED as follows:

1.    DEFINITIONS

      Words and expressions defined in the Intercreditor Agreement have the same meanings when used in this agreement.

2.    ACCESSION OF NEW OBLIGOR

2.1 The New Obligor agrees to become, with immediate effect, a party to, and agrees to be bound by the terms of the Intercreditor Agreement as if it had originally been party to the Intercreditor Agreement as an [Obligor / Intra-Group Creditor].

2.2 The New Obligor confirms that its address details for notices in relation to clause 18 (Notices) are as follows:

      Address:         [_______]
      Facsimile:       [_______]
      Attention of:    [_______]

3.    LAW

3.1 This agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this deed) shall be governed by and construed in accordance with French law.

3.2 For the benefit of each Financial Party, each of the parties hereto irrevocably submits to the exclusive jurisdiction of the Commercial Court of Paris (Tribunal de Commerce de Paris) for the purpose of hearing and determining at first instance any dispute arising out of this agreement.

                 SIGNATORIES TO THE OBLIGOR ACCESSION AGREEMENT

THE NEW OBLIGOR

Executed by                )
[Name]                     )
                           )
                           )

THE SECURITY AGENT

Executed by                )
[Name]                     )
                           )
                           )

                   SIGNATORIES TO THE INTERCREDITOR AGREEMENT

PARENT
AGZ HOLDING

By __________________________

NOTICE DETAILS

Address:      43 avenue de l'Opera
              75002 Paris
              France

Facsimile:    33 1 55 77 91 28
Attention of: Finance Director

ANTARGAZ
ANTARGAZ

By __________________________

NOTICE DETAILS

Address:      Immeubles Les Renardieres
              3, Place de Saverne
              92400 Courbevoie

Facsimile:    01 41 88 73 13
Attention of: Finance Director

HIGH YIELD ISSUER
AGZ FINANCE

By __________________________

NOTICE DETAILS

Address:      398, route d'Esch
              L-1471 Luxembourg
              Luxembourg

Facsimile:    +352 48 18 63
              +33 1 55 77 91 28
              +33 1 41 88 73 13
Attention of: the Directors

SENIOR LENDERS
CREDIT LYONNAIS

By: ________________________

NOTICE DETAILS

Address:        Investment / Banking / DPID / Leveraged Finance
                81/83, rue de Richelieu
                75002 Paris
                France

Facsimile:      +33 1 42 95 14 72 / 88 21
Attention:      Jerome Del Ben
                Brigitte Chalaud

INVESTORS

PAI EUROPE III - A FCPR
PAI EUROPE III - B FCPR
PAI EUROPE III - C FCPR
PAI EUROPE III - D FCPR
PAI EUROPE III - D2 FCPR
Represented by PAI Management

By ____________________

NOTICE DETAILS

Address:        43, avenue de l'Opera
                75002 Paris
                France

Facsimile:      +33 1 55 77 91 28
Attention of:   Herve Couffin, Olivier de Vregille, Frederic Stevenin,
                Lionel Mestre

UGI FRANCE, INC.

By ____________________

NOTICE DETAILS

Address:         460 North Gulph Road
                 King of Prussia
                 PA 19406
                 USA

Facsimile:       001 610 992 3259
Attention of:    Vice President and General Counsel

MEDIT MEDITERANEA GPL SPA

By ____________________

NOTICE DETAILS

Address:        Via Tadini 2
                Novara
                Italy

Facsimile:      39 0321 39 14 36
Attention of:   Antonio Careri

FACILITY AGENT
CREDIT LYONNAIS

By ____________________

NOTICE DETAILS

Address:

                London
                England

Facsimile:
Attention of:

SECURITY AGENT
CREDIT LYONNAIS

By ____________________

NOTICE DETAILS

Address:        Investment / Banking / DPID / Leveraged Finance
                81/83, rue de Richelieu
                75002 Paris
                France
Facsimile:      +33 1 42 95 14 72 / 88 21
Attention:      Jerome Del Ben
                Brigitte Chalaud